                                                                   EXHIBIT 11.1

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

               The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

               BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED MARCH 31, 1998

WEIGHTED AVERAGE SHARES OUTSTANDING:

         TOTAL                 # DAYS
         SHARES              OUTSTANDING
       ----------------------------------
       12,251,434      x          90  =       1,102,629,060
                               -----          -------------
                                  90  =       1,102,629,060

                                              1,102,629,060   /   90     =    12,251,434
                                                                              ----------
                                                                              ----------

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs             ($3,598,495)        =               ($0.29)
 --------------------------------             ------------                    ----------
                                                                              ----------
         Weighted Avg. Shares                  12,251,434

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED MARCH 31, 1997


WEIGHTED AVERAGE SHARES OUTSTANDING:

        TOTAL                  # DAYS
        SHARES               OUTSTANDING
      ----------------------------------
      11,497,135      x          15    =            172,457,025
      11,502,135      x           1    =             11,502,135
      11,502,235      x           7    =             80,515,645
      11,502,395      x          18    =            207,043,110
      11,505,395      x           8    =             92,043,160
      11,506,053      x          13    =            149,578,689
      11,507,163      x           6    =             69,042,978
      11,605,377      x          22    =            255,318,294
                             ------               -------------
                                 90    =          1,037,501,036

                                                  1,037,501,036      =     11,527,789
                                                                           ----------
                                                                           ----------

LOSS PER SHARE:

 Net Loss plus dividend accrual
plus accretion of offering costs         ($2,870,560)        =         ($0.25)
--------------------------------         ------------                  -------
                                                                       -------
     Weighted Avg. Shares                 11,527,789